Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FOURTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT, effective as of July 16, 2026 (the “Effective Date”), to the Transfer Agent Servicing Agreement, dated as of April 3, 2023, as amended (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Section 5 and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the
Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, the parties wish to add services applicable to exchange traded funds (each an “ETF Series”, and collectively with each Fund Series, the “Fund(s)”) to the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the Agreement; and

WHEREAS, the parties desire to amend Exhibit D of the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add Exhibit D-1 for the ETF Series; and

WHEREAS, Section 13.E. of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Section 13.A. of the Agreement is hereby superseded and replaced in its entirety with the following:

13. Term of the Agreement; Amendment
A. This Agreement shall become effective as of July 16, 2026 and will continue in effect for a period of three (3) years (“New Term”). Following the New Term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement. Paragraphs B. – E. remain unchanged by this amendment and shall remain

1

in full force and effect. Any other reference to “Initial Term” (Section 14.a.) in the Agreement shall hereby be changed to “New Term.”

2.Section 2 of the Agreement is hereby superseded and replaced in its entirety with the following:

The services and duties of USBGFS as transfer agent and dividend disbursing agent are described in Exhibit E, attached hereto. For the avoidance of doubt, Exhibit E applies to all Funds, any services and duties specific to Fund Series only are described in Exhibit F and any services and duties specific to ETF Series are described in Exhibit G attached hereto.

3.Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
4.Exhibit D is hereby superseded and replaced in its entirety with Exhibit D attached hereto.
5.Exhibit D-1 for the ETF Series attached hereto is hereby added to the Agreement.
6.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

2

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST

By: /s/ Joshua B. Schwab             Name: Joshua B. Schwab             Title: Treasurer and Vice President         Date: 07/16/26

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elizabeth Scalf
Name: Elizabeth Scalf
Title: Senior Vice President
Date: 07/17/2026

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Section 5 of the Agreement only

By: /s/ Kim St. Hilaire
Name:      Kim St. Hilaire
Title: Chief Operating Officer
Date:07/16/2026

3

EXHIBIT A
to the
Transfer Agent Servicing Agreement Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund Aristotle Short Duration Income Fund Aristotle Core Income Fund
Aristotle Core Bond Fund Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund Aristotle High Yield Bond Fund Aristotle Small/Mid Cap Equity Fund Aristotle Small Cap Equity Fund Aristotle Growth Equity Fund Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund (to be renamed Aristotle Multi-Asset Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Conservative Fund (to be renamed Aristotle Multi-Asset Balanced Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Fund (to be renamed Aristotle Multi-Asset Balanced Fund effective July 29, 2026)
Aristotle Portfolio Optimization Growth Fund (to be renamed Aristotle Multi-Asset Growth and Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Aggressive Growth Fund (to be renamed Aristotle Multi-Asset Growth Fund effective July 29, 2026)Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund Aristotle Pacific EXclusive Fund Series H Aristotle Pacific EXclusive Fund Series I Aristotle Pacific EXclusive Fund Series C

Name of ETF Series
Aristotle Core Plus Income ETF Aristotle Multi-Sector Income ETF Aristotle Short Term Income ETF

4

EXHIBIT D

Fees
Fees Applicable to Mutual Funds
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP    $[ ] for each CUSIP in Fund Complex
Annual Basis Point Fee per Fund Complex
[ ] basis points on the balance

Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Chief Compliance Officer Support Fee
$[ ] per year per fund complex
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by

5

investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed.

Transfer Agent & Shareholder Services Additional Services Fee Schedule Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
$[ ] per transfer to successor trustee
$[ ] per participant distribution (Excluding SWPs)
$[ ] per refund of excess contribution
$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees
$[ ] per outgoing wire transfer or overnight delivery
$[ ] per telephone exchange
$[ ]0 per return check or ACH or stop payment
$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities.
Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart

6

phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$[ ] –per fund group, Inquiry only - no transaction capabilities
$[ ] per fund group, base transactional and maintenance functionality
Three year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$[ ]
100,000 – 999,999	$[ ]
1,000,000+	$[ ]
Activity Fees
Per Login	$[ ] per event
Login Challenge (email or SMS Text)	$[ ] per event
Inquiry	$[ ] per event
Account Maintenance	$[ ] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[ ] per event
New Account Set-up	$[ ] per event
Bank Verification Attempt	$[ ] per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[ ] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[ ] initial setup fee

7

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[ ] per statement
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[ ] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[ ] initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $[ ] per transaction
Consent Enrollment – $[ ] per transaction
View Statements – $[ ] per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for three years and greater, if desired

Digital Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[ ] per year
Per Record Charge
•Rep/Branch/ID – $[ ]
•Dealer – $[ ]
Price Files – $[ ] per record or $[ ] per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry
•Inquiry - $[ ] per event
•Vision ID - $[ ]0 per month per ID
Transaction Processing*
•Implementation Fee - $[ ] per Management Company
•Transaction – purchase, redeem, and exchange - $[ ] per event

8

•Monthly Minimum Charge - $[ ] per month
Electronic Statements*
•Implementation- $[ ] per fund group
•Load charges-$[ ] per image
•Archive charge (for any image stored beyond 2 years)-$[ ] per document
*Vision ID and event charges also apply.
•Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$[ ]	$[ ]
1000-3450 IDs	$[ ]	$[ ]
3451 IDs and above	$[ ]	$[ ]
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[ ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[ ] per user
•Support: $[ ] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[ ] per file
•Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•Support: $[ ] per file per month for recurring files/reports scheduled for delivery. (Waived)
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[ ] one-time fee
•Support: $[ ] per file per month

Chat Services
Implementation Fee – $[ ]
Monthly Fee – $[ ] per month
Per Chat Fee – $[ ] per chat or $[ ] per minute of chat
Virtual Assistant
$[ ] Implementation Fee
$[ ] per month administration fee

9

Electronic Form Delivery and Signature Capture
Implementation fee – $[ ] (includes 15 forms)
Additional setup fee – $[ ] for each additional form and email template
Form and fund logo modifications – $[ ] per form, $[ ] per updated Fund Logo
Monthly minimum fee – $[ ] per month
Per electronic envelope Fee – $[ ]
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[ ] implementation
•$[ ] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[ ] implementation
•$[ ] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[ ] implementation
•$[ ] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[ ] implementation
•$[ ] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$[ ] implementation
•$[ ] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[ ] implementation
•$[ ] per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[ ] per month
Programming Services
$[ ] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services

10

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[ ] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[ ] setup per fund group
$[ ] per month administration
$[ ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[ ] per fund group per month
CTI Reporting
Integrated custom detailed call reporting – $[ ] per monthly report
Literature Fulfillment Services
■Account Management/Database Administration
●$[ ] per month
●$[ ] per SKU - Receiving
●$[ ] per order - Order Processing
●$[ ] per month per location - Skid Storage
●$[ ] per SKU - Disposal
■Inbound Tele servicing Only
●$[ ] per month Account Management (OR)
●$[ ] per call, Call Servicing
■Lead Source Reporting
●$[ ] per month
■Closed Loop Reporting
●$[ ] per month, Account Management
●$[ ] per fund group, Database Installation, Setup
■Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[ ] per Month
Fund Event* Services
Programming & File Delivery – $[ ]/hour
Project Management/Analysis – $[ ]/hour
Account Data Retention – $[ ]/account/month until purged*
CUSIP Data Retention – $[ ]/CUSIP/month until purged*

11

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[ ] per CUSIP
Expedited CUSIP Setup – $[ ] per CUSIP (Less than 35 days)
Fund Characteristic Change
Fund Name Change – $[ ] per fund/ per change
Fund CUSIP Change – $[ ] per fund/ per change
MARS Sales Reporting & Compliance Services Standard MARS Implementation Cost
$[ ] – $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Products & Services (Monthly fees)
$[ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
$[ ] MARS Sales Reporting (Includes 1 Sales Users)
$[ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month.

Standard MARS System Setup & Implementation Costs
$[ ] – SalesForce.com Integration (if added after initial MARS implementation)
$[ ] – Custom Data Interface
$[ ] – OmniSERV Setup ($250 Monthly Maintenance Fee)
$[ ] – Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)
$[ ] – Standard Interface Setup ($250 Monthly Maintenance Fee)
$[ ] – Additional OmniSERV Interface ($250 Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)
$[ ] – Sales Reporting
$[ ] – 22c-2 Compliance
$[ ] – CRM
$[ ] – SFDC
MARS Training (in-person):
$[ ] /day plus travel and out-of-pocket expenses.

12

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$[ ]
Monthly Transactions 5K – 7.5K	$[ ]
Monthly Transactions 7.5K – 10K	$[ ]
Monthly Transactions 10K – 15K	$[ ]
Monthly Transactions 15K - 20k	$[ ]
Monthly Transactions 20k - 40k	$[ ]
Monthly Transactions 40k - 60k	$[ ]
Monthly Transactions 60k - 80k	$[ ]
Monthly Transactions 80k - 100k	$[ ]
Monthly Transactions 100k - 120k	$[ ]
Monthly Transactions 120k - 140k	$[ ]
Monthly Transactions 140k - 160k	$[ ]
Monthly Transactions 160k - 180k	$[ ]
Monthly Transactions 180k - 200k	$[ ]
Monthly Transactions 200k - 220k	$[ ]
Monthly Transactions 220k - 240k	$[ ]
Monthly Transactions 240k - 260k	$[ ]
Monthly Transactions 260k - 280k	$[ ]
Monthly Transactions 280k - 300k	$[ ]
Monthly Transactions 300k-320k	$[ ]
Monthly Transactions 320k-340k	$[ ]
Monthly Transactions 340k-360k	$[ ]
Monthly Transactions 360k-380k	$[ ]
Monthly Transactions 380k-400k	$[ ]
Monthly Transactions 400k-420k	$[ ]
Monthly Transactions 420k-440k	$[ ]
Monthly Transactions 440k-460k	$[ ]
Monthly Transactions 460k-480k	$[ ]
Monthly Transactions 480k-500k	$[ ]
Monthly Transactions 500k-520k	$[ ]
Monthly Transactions 520k-540k	$[ ]
Monthly Transactions 540k-560k	$[ ]
Monthly Transactions 560k-580k	$[ ]
Monthly Transactions 580k-600k	$[ ]
Monthly Transactions 600K-620k	$[ ]
Monthly Transactions 620k-640k	$[ ]

13

Monthly Transactions 640k-660k	$[ ]
Monthly Transactions 660k-680k	$[ ]
Monthly Transactions 680k-700k	$[ ]
Monthly Transactions 700k-720k	$[ ]
Monthly Transactions 720k-740k	$[ ]
Monthly Transactions 740k-760k	$[ ]
Monthly Transactions 760k-780k	$[ ]
Monthly Transactions 780k-800k	$[ ]
Monthly Transactions 800k-820k	$[ ]
Monthly Transactions 820k-840k	$[ ]
Monthly Transactions 840k-860k	$[ ]
Monthly Transactions 860k-880k	$[ ]
Monthly Transactions 880k-900k	$[ ]
Monthly Transactions 900k-920k	$[ ]
Monthly Transactions 920k-940k	$[ ]
Monthly Transactions940k-960k	$[ ]
Monthly Transactions 960k-980k	$[ ]
Monthly Transactions 980k-1m	$[ ]

Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live.
This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size:
$[ ] – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees):
$[ ] MARS Sales & Compliance Reporting
$[ ] MARS Sales Reporting Only
$[ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

14

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[ ] per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee):
$[ ]– Custom Data Interface
$[ ] – Additional OmniSERV Setup ($[ ] Monthly)
$[ ] – Standard DCIO Interface Setup ($[ ] Monthly)
$[ ] – Standard Interface Setup ($[ ] Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$[ ]
Monthly Transactions 5K – 7.5K	$[ ]
Monthly Transactions 7.5K – 10K	$[ ]
Monthly Transactions 10K – 15K	$[ ]
Monthly Transactions 15K - 20k	$[ ]
Monthly Transactions 20k - 40k	$[ ]
Monthly Transactions 40k - 60k	$[ ]
Monthly Transactions 60k - 80k	$[ ]
Monthly Transactions 80k - 100k	$[ ]
Monthly Transactions 100k - 120k	$[ ]
Monthly Transactions 120k - 140k	$[ ]
Monthly Transactions 140k - 160k	$[ ]
Monthly Transactions 160k - 180k	$[ ]
Monthly Transactions 180k - 200k	$[ ]
Monthly Transactions 200k - 220k	$[ ]
Monthly Transactions 220k - 240k	$[ ]
Monthly Transactions 240k - 260k	$[ ]
Monthly Transactions 260k - 280k	$[ ]
Monthly Transactions 280k - 300k	$[ ]
Monthly Transactions 300k-320k	$[ ]
Monthly Transactions 320k-340k	$[ ]
Monthly Transactions 340k-360k	$[ ]
Monthly Transactions 360k-380k	$[ ]
Monthly Transactions 380k-400k	$[ ]
Monthly Transactions 400k-420k	$[ ]

15

Monthly Transactions 420k-440k	$[ ]
Monthly Transactions 440k-460k	$[ ]
Monthly Transactions 460k-480k	$[ ]
Monthly Transactions 480k-500k	$[ ]
Monthly Transactions 500k-520k	$[ ]
Monthly Transactions 520k-540k	$[ ]
Monthly Transactions 540k-560k	$[ ]
Monthly Transactions 560k-580k	$[ ]
Monthly Transactions 580k-600k	$[ ]
Monthly Transactions 600K-620k	$[ ]
Monthly Transactions 620k-640k	$[ ]
Monthly Transactions 640k-660k	$[ ]
Monthly Transactions 660k-680k	$[ ]
Monthly Transactions 680k-700k	$[ ]
Monthly Transactions 700k-720k	$[ ]
Monthly Transactions 720k-740k	$[ ]
Monthly Transactions 740k-760k	$[ ]
Monthly Transactions 760k-780k	$[ ]
Monthly Transactions 780k-800k	$[ ]
Monthly Transactions 800k-820k	$[ ]
Monthly Transactions 820k-840k	$[ ]
Monthly Transactions 840k-860k	$[ ]
Monthly Transactions 860k-880k	$[ ]
Monthly Transactions 880k-900k	$[ ]
Monthly Transactions 900k-920k	$[ ]
Monthly Transactions 920k-940k	$[ ]
Monthly Transactions940k-960k	$[ ]
Monthly Transactions 960k-980k	$[ ]
Monthly Transactions 980k-1m	$[ ]

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live.
This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

16

EXHIBIT D-1

Fees
Fees Applicable to ETFs

Annual Base Fees
Based upon the Average Net Assets of the Fund Complex

ETF Services	•Basket Servicing – $[ ] per fund •Transfer Agency – $[ ] per order (create or redeem)

Chief Compliance Officer Support Fee****	$[ ] per year per fund complex for each U.S. Bank service selected
Note: Additional fee of $[ ] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor; Additional fee of $[ ] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
****Global Fund Services does not serve as the fund’s Chief Compliance Officer. ETFs are included in the $3,000 Chief Compliance Officer Support Fee for the mutual funds."r

Annual Base Fees include the following services:
•ETF Services: Basket calculation and dissemination, 6c-11 support reporting, ETF transfer agent services including order management and processing, communication with authorized participants, creation/redemption of ETF shares, ETF unit reconciliation with DTCC
•Chief Compliance Officer Support Fee: Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines; Quarterly 38a-1 certifications to the CCO; CCO events, including quarterly business update calls and periodic webinars and CCO forums.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

17

ETF Services
Basket Creation Services
Based upon the Average Net Assets per Fund

Asset Class	Basis Points
Equities/Cash	[ ] bps
International Securities/Derivatives	[ ] bps

Fixed AP Fee TBD per fund

Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration facilitation of payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$3,000 per year, per Fund

Optional Sevices

Description	Activity Charges
ETF Stock Splits/Mergers/Liquidations/Conversions	$[ ] per event
ETF Slippage Calculations	$[ ] per fund

18

EXHIBIT E

Services

CORE SERVICES FOR BOTH FUND SERIES AND ETF SERIES

I.Transfer Agent, Shareholder & Account Services

A.Record the issuance of shares of the Trust and maintain a record of the total number of shares of the Trust which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized shares. USBGFS shall have no obligation, when recording the issuance of Shares, to monitor the number of issued shares relative to the number of authorized shares.

B.Prepare ad-hoc reports as necessary.

19

EXHIBIT F

Services CORE SERVICES SPECIFIC TO FUND SERIES
I.Transfer Agent, Shareholder & Account Services

A.Maintain records of the accounts for each Fund shareholder including the following information: (i) name, address and United States Tax Identification or Social Security number; (ii) number and class of shares held and number and class of shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account; (iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account; and (vi) information with respect to tax withholdings.

B.Receive and process all orders for transactions of shares in accordance with applicable statutes, rules and regulations under the 1940 Act and other relevant law, and as specified in the Fund’s Prospectus and statement of additional information (or similar disclosure documents) as filed from time to time with the SEC.

C.Process purchase and redemption orders with prompt delivery, where appropriate, of payment and supporting documentation to the shareholder based on the shareholder’s or the Fund’s custodian instructions, and record the appropriate number of shares being held in the appropriate shareholder account.

D.Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Fund's custodian. Calculate and impose any redemption or exchange fees as may be applicable under the Prospectus.
E.Pay proceeds upon receipt from the Fund's custodian, where relevant, in accordance with the instructions of redeeming shareholders and the terms of the Prospectus.

F.Process transfers of shares in accordance with the shareholder's instructions, after receipt of appropriate documentation from the shareholder as specified in the Prospectus.

G.Process exchanges between Funds and/or conversions between shares classes of Funds in accordance with the procedures described in the Prospectus.

H.Prepare and transmit payments, or apply reinvestments for income dividends and capital gains distributions declared by the Trust with respect to a Fund, after

20

deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions and the Prospectus.

I.Serve as the Fund’s agent in connection with systematic plans including systematic investment plans, systematic withdrawal plans, and systematic exchange plans.

J.Maintain and make changes to shareholder records, including account names, addresses and investment or withdrawal plans (e.g., systematic investment and withdrawal and dividend reinvestment), upon presentation of proper documentation.

K.Handle sales load and multi-class transaction processing, including rights of accumulation and purchases by letters of intent, in each case in accordance with the Prospectus.

L.Record the issuance of shares of the Fund and maintain, pursuant to Rule 17Ad10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding.

M.Prepare ad-hoc reports as necessary at prevailing rates.

N.Assist with mailing shareholder reports, Prospectuses and all other communications to shareholders required to be sent by the 1940 Act and the rules and regulations thereunder to all current shareholders of record, at intervals required by applicable law, including the 1940 Act and the rules and regulations thereunder or at the request of the Trust.

O.Collect counts from the record shareholders who are themselves financial intermediaries with clients who are Fund shareholders of beneficial interest (the “Beneficial Shareholders”) and assist such financial intermediaries to provide an adequate number of Prospectuses, shareholder reports and all other communications to Beneficial Shareholders required to be sent by applicable law, including the 1940 Act and the rules and regulations thereunder.

P.Prepare and file U.S. Treasury Department Forms 1099, 5498 and other appropriate information returns required with respect to dividends and distributions for all shareholders.
Q.Provide shareholder account information upon shareholder or Fund requests and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust.

R.Provide to the Trust, promptly upon request, the Taxpayer Identification Number or other identifying information of any shareholder that purchased, redeemed, transferred or exchanged shares of the Funds, and the amount and dates of such shareholder purchases, redemptions, transfers, and exchanges.

21

S.Assist in monitoring shareholder transaction activity for the purposes of identifying transaction activity that may be excessive to the Funds or their shareholders as outlined in the Prospectus.

T.Execute on any directly held investor account with the Transfer Agent any instructions from the Trust to restrict or prohibit further purchases or exchanges of a Fund’s shares by a shareholder of record who has been identified by the Trust as having engaged in transactions of a Fund’s shares that violates applicable law or any policies established by the Trust for the purposes of eliminating or reducing any dilution of the value of the outstanding securities issued by the Funds.

U.Mail and/or obtain shareholders’ certifications under penalties of perjury and pay on a timely basis to the appropriate federal or state authorities any taxes to be withheld on dividends and distributions paid by a Fund, all as required by applicable federal and state tax laws and regulations.

V.Provide a daily report of the total number of shares of a Fund sold in each state to enable the Trust or its agent to monitor such sales for blue sky law purposes.

W.Answer telephone calls and correspondence from Fund shareholders, securities brokers and others relating to USBGFS’ duties hereunder within required time periods established by regulation and agreed-upon service levels (as applicable).

X.Reimburse a Fund each month for all material losses resulting from “as of” processing errors for which USBGFS is responsible in accordance with USBGFS’ “as of” processing guidelines.

Y.Calculate average assets held in shareholder accounts for purposes of paying Rule 12b-1 and/or shareholder servicing fees as directed by a Fund.

Z.Provide service and support to financial intermediaries including trade placements, settlements and corrections.

AA.After receiving specific written authorization from an officer of the Trust, enter into an agreement on behalf of the Funds that appoints one or more designated financial intermediaries as agents of the Funds for the limited purpose of accepting orders for the purchase, exchange, and/or redemption of shares of the Funds in accordance with the Prospectus and Rule 22c-1 under the 1940 Act.
AB.In the event (i) USBGFS directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) a Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to USBGFS, or (iii) a Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to USBGFS, USBGFS will act in accordance with any applicable written instructions or procedures in effect

22

between the Trust and USBGFS. "Legal Process Item" means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at USBGFS or a Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. USBGFS may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

AC.USBGFS agrees to reasonably cooperate with and assist the Trust with the filing by the Trust or any Fund and/or its respective officers and auditors of certifications or attestations as required by applicable law and will furnish such certifications and sub-certifications from relevant officers of USBGFS with respect to the services and recordkeeping performed by USBGFS under this Agreement as the Trust shall reasonably request. USBGFS shall also make available to the Trust on an annual basis a copy of its SOC1 report.

AD.Provide the following administrative services for accounts that are (a) a Traditional, SEP, Roth, SIMPLE, or other types of individual retirement account within the meaning of Section 408 of the Code, or (b) a "CESA,” hereby defined to mean a Coverdell educational savings account within the meaning of Section 530 of the Code (each, a “Tax Advantaged Account”), in each case only with respect to accounts for which a qualified affiliate of USBGFS is separately serving as the custodian (a “Custodied Account”) and to the extent the particular administrative service is appropriate under the Code (as hereinafter defined), subject to applicable terms and conditions of the Code, this Agreement, appropriate written procedures, account documentation and a Fund's Prospectus:

1.Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase shares of a Fund and keep appropriate records of contributions for tax reporting purposes;

2.Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

3.Send blank designation of beneficiary forms to beneficial owners of Custodied Accounts (“Participants”) and process designation of beneficiary forms completed and received from Participants in good order;
4.Process instructions received in good order for exchanges of Fund shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

23

5.Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

6.Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant's beneficiary, as applicable;

7.Perform applicable federal withholding and send to the Participant or Participant's beneficiary, as applicable, any required annual notice regarding federal tax withholding; and

8.Upon the receipt of a request to open a Custodied Account, provide appropriate account documentation to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code.

The Trust, at the reasonable request of USBGFS and in accordance with all applicable provisions of the Code, shall assist the custodian to the Custodied Accounts to transfer said accounts to a successor custodian meeting all qualifications under the Code.

AE.If the Trust so elects, USBGFS shall provide the Digital Investor, Digital Investor Institutional, Vision Electronic Statement, Chat, and INFORMATM services described on, and subject to the terms and conditions of, Exhibit H.

AF.Mutual Fund Profile II Services

1.Duties and Responsibilities of USBGFS for MFP II Services

a.Input and maintain Fund data information into DTCC’s MFP II services for the Trust as further described below.

b.Gather Fund data from the Trust and any other such applicable sources.

c.Input pertinent data into MFP II, including CUSIP numbers, account minimums, allowable social codes, blue sky registered states, 12b-1 information, breakpoint linking rules, and other Fund information.
d.Ongoing maintenance of existing data in MFP II, including adds/deletes, as necessary.

24

e.Annual review of information in MFP II and remediation as needed.

f.Notify the Trust of proposed additions, deletions, or revisions of data to be included in MFP II and release such data for publication in MFP II after review and authorization by the Trust.

g.Assist the Trust in verifying the accuracy of any of the information entered into MFP II.
2.Duties and Responsibilities of the Trust for MFP II Services

a.The Trust shall furnish to USBGFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

b.The Trust shall review all data that USBGFS enters, deletes, or modifies in MFP II. The Trust shall provide written confirmation to USBGFS that it has reviewed such entry, deletion, or modification, that such data is correct, and that it authorizes USBGFS to release such entry, deletion, or modification in MFP
II.The parties acknowledge and agree that USBGFS will not enter any data into MFP II, or make any deletions or modifications to data in MFP II, without such written authorization.

c.    The Trust acknowledges that USBGFS is not responsible for determining or confirming the accuracy of the information provided to USBGFS by third parties.

25

EXHIBIT G

Services CORE SERVICES SPECIFIC TO ETF SERIES
I.Transfer Agent, Shareholder & Account Services

A.USBGFS shall provide the following transfer agent and dividend disbursing agent services to the Trust with respect to ETF Series:

1.Facilitate purchases and redemption of aggregations of a specified number of shares of beneficial interest (the “Shares”) (each, a “Creation Unit”) of each ETF Series;

2.Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable ETF Series;

3.Maintain the record of the name and address of the shareholder and the number of Shares issued by the Trust and held by the shareholder;

4.Prepare and transmit to the Trust and to any applicable securities exchange (as specified to USBGFS by the Trust) information with respect to purchases and redemptions of Shares;

5.On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to USBGFS and the Trust the number of outstanding Shares;

6.On days that the Trust may accept orders for purchases or redemptions (pursuant to the Authorized Participant Agreement), transmit to the Trust and DTC the amount of Shares purchased on such day;

7.Confirm to DTC the number of Shares issued to the shareholder, as DTC may reasonably request;
8.Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

9.Extend the voting rights to the shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

10.Maintain those books and records of the Trust specified by the Trust and agreed upon by USBGFS;

26

11.Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such

27

business day and with respect to each Authorized Participant (as defined in the Trust’s form of Authorized Participant Agreement) purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

12.Receive from the Distributor or from its agent purchase orders from Authorized Participants for Creation Unit received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the NSCC, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the shareholder for each of the respective Funds;

13.Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to the Trust’s custodian, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the NSCC, if applicable, and redeem the appropriate number of Creation Units held in the account of the shareholder for each of the respective Funds; and

14.Confirm the name, U.S. taxpayer identification number and principal place of business of each Authorized Participant.

28

ADDITIONAL AND SUPPLEMENTAL SERVICES

Any additional or supplemental services not listed above may be provided from time to time upon mutual agreement of the parties, subject in all cases to the terms and conditions of this Agreement. Any such additional or supplemental services shall be provided at the fees specified on Exhibit D-1 or at USBGFS’ then current standard rates for such services if not specified.

USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

29